As filed with the Securities and Exchange Commission on August 18, 2005
                                                    Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              HOME PROPERTIES, INC.
             (exact name of registrant as specified in its charter)

            MARYLAND                                   16-1455126
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                   Identification No.)

850 Clinton Square, Rochester, New York       14604
(Address of Principal Executive Offices)    (Zip Code)

       HOME PROPERTIES, INC. AMENDED AND RESTATED 2003 STOCK BENEFIT PLAN
                            (Full title of the Plan)

                             Ann M. McCormick, Esq.
             Executive Vice President, Secretary and General Counsel
                              Home Properties, Inc.
                               850 Clinton Square
                            Rochester, New York 14604
                                 (585) 546-4900
                                 (585) 232-3147
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                           Deborah McLean Quinn, Esq.
                                Nixon Peabody LLP
                               900 Clinton Square
                            Rochester, New York 14604
                                 (585) 263-1307
                                 (585) 263-1600

                         CALCULATION OF REGISTRATION FEE

                  Proposed          Proposed
Title of          Maximum           Maximum
Securities        Offering          Aggregate      Amount of
to be             Amount to be      price per      Offering        Registration
Registered(1)     Registered(1)     share(2)       Price(2)        Fee
-------------     -------------     ----------     ----------      -----------
Common Stock       1,409,475(3)       $40.895       $57,640,480     $6,785
$.01 par value

(1) In addition,  pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Home Properties  Amended and Restated 2003 Stock Benefit
Plan.

(2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule  457(h)  and based  upon the  average of the high and low prices for the registrant's  Common Stock on the New York Stock Exchange  reported as of August
16, 2005.

(3) Shares to be issued  pursuant to stock options or  restricted  stock awards, granted under the registrant's  Amended and Restated 2003 Stock Benefit Plan, as
amended.

Approximate  date of commencement of the proposed  issuance of the securities to the  public:  From  time  to  time  after  the  Registration  Statement  becomes effective.

                                EXPLANATORY NOTE

     Home Properties, Inc. filed a Registration Statement on Form S-8 on May 17,
2004,  (Registration No.  333-115574)  relating to the registration of shares of common stock of Home Properties,  Inc. This  Registration  Statement on Form S-8
relates to the Home Properties, Inc. Amended and Restated 2003 Stock Option Plan
which  increased the number of shares of common stock,  $.01 par value per share
(the "Common Stock"), to be issued thereunder by 1,409,475 shares.

     Pursuant to General Instruction E of Form S-8, this Registration  Statement on Form S-8 registers an  additional  1,409,475  shares of the Company's  common stock which may be acquired under the Company's  Amended and Restated 2003 Stock
Option Plan.

     The contents of the previous Registration  Statement on Form S-8 filed with the Securities and Exchange  Commission on May 17, 2004 (File No. 333-12551) are
incorporated herein by reference.

     Pursuant to a filing on September 24, 2003, an Amendment to the Articles of
incorporation  Home  Properties  of New  York,  Inc.  filed  with  the  Maryland
Department of Assessments and Taxation  changed the  corporation's  name to Home
Properties, Inc.

                                     Part II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities  offered hereby will be passed upon by Nixon
Peabody LLP,  Rochester,  New York.  Certain  partners of Nixon  Peabody LLP own equity  equal to less than 1% of the equity of Home  Properties,  Inc.  and Home
Properties, L.P. on a fully diluted basis.

Item 8.  Exhibits.

     See Exhibit Index.

                                      II-1

                                   SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements  for filing on Form S-8, and has duly caused this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the City of  Rochester,  State of New  York,  on the 17th day of
August, 2005.

                                        HOME PROPERTIES, INC.

                                        By:   /s/ Edward J. Pettinella
                                        ------------------------------
                                                 Edward J. Pettinella
                                                 President and Chief
                                                 Executive Officer

KNOW ALL PERSONS BY THESE  PRESENTS,  that each person whose  signature  appears below hereby severally  constitutes and appoints Edward J. Pettinella,  David P.
Gardner and Ann M. McCormick each of them, his true and lawful  attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name,  place and stead, in any and all capacities to sign any and all amendments
(including post-effective amendments) to the registration statement, and to file the  same,  with  all  exhibits  thereto,  and  other  documents  in  connection therewith,  with the  Securities  and Exchange  Commission,  granting  unto said attorney-in-fact  and agents,  and each of them,  full power and authority to do and perform each and every act and thing  requisite  or  necessary  fully to all intents and  purposes as he might or could do in person,  hereby  ratifying  and confirming  all that each said  attorneys-in-fact  and  agents or any of them or their or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

                                      II-2

Pursuant to the  requirements of the Securities Act of 1933,  this  registration statement has been signed by the following  persons in the capacities and on the dates indicated.

/s/ Edward J. Pettinella       Director, President and CEO     August 17, 2005
Edward J. Pettinella          (Principal Executive Officer)

/s/ David P. Gardner           Executive Vice President and    August 17, 2005
David P. Gardner               Chief Financial Officer
                              (Principal Financial
                               and Accounting Officer)

/s/Robert J. Luken             Senior Vice President,          August 17, 2005
Robert J. Luken                Treasurer and Chief
                               Accounting Officer
                               (Principal Accounting Officer)

/s/ Norman P. Leenhouts        Director                        August 17, 2005
Norman P. Leenhouts

/s/ Nelson B. Leenhouts        Director                        August 17, 2005
 Nelson B. Leenhouts

/s/ William Balderston, III    Director                        August 17, 2005
William Balderston, III

/s/ Josh E. Fidler             Director                        August 17, 2005
Josh E. Fidler

/s/ Alan L.                    Director                        August 17, 2005
Alan L. Gosule

/s/ Leonard F. Helbig, III     Director                        August 17, 2005
Leonard F. Helbig, III

/s/ Roger W. Kober             Director                        August 17, 2005
Roger W. Kober

/s/ Clifford W. Smith, Jr.     Director                        August 17, 2005
Clifford W. Smith, Jr.

/s/ Paul L. Smith              Director                        August 17, 2005
Paul L. Smith

/s/ Thomas S. Summer           Director                        August 17, 2005
Thomas S. Summer

/s/ Amy L. Tait                Director                        August 17, 2005
Amy L. Tait

                                  EXHIBIT INDEX

Exhibit
  No.     Description                       Location
-------    --------------                  -----------

  4.1    Articles of Amendment and          Incorporated by reference to
         Restatement of Articles of         the Home Properties of
         Incorporation of Home              New York, Inc. Registration
         Properties of New York, Inc.       Statement on Form S-11, file
                                            No. 33-78862 (the "S-11
                                            Registration Statement").

  4.2    Articles of Amendment of           Incorporated by reference to
         Articles of   Incorporation        the Form 8-K filed by Home
         of Home Properties of              Properties of New York, Inc.
         New York, Inc                      on July 2, 1999, File
                                            No. 001-13136.

  4.3    Amended and Restated By-Laws       Incorporated by reference to
         of Home Properties of New          the Form 8-K filed by Home
         York, Inc.                         Properties of New York, Inc.
                                            on January 7, 1997, File
                                            No. 001-13136.

  4.4    Amended and Restated By-Laws       Incorporated by reference to
         of Home Properties, Inc.           Exhibit 3.1 to the Form 8-K
                                            filed by Home Properties of
                                            New York, Inc. on January 7,
                                            1997, File No. 001-13136.

  4.5    Articles of Amendment of the       Incorporated by reference to
         Articles of Incorporation of Home  Exhibit 3.11 to the Form 10
         Properties of New York, Inc.       Q filed by Home Properties,
                                            Inc. on May 10, 2004, File
                                            No. 001-13136.

  4.6    Amendment Number One to            Incorporated by reference to
         Amended and Restated Bylaws of     Exhibit 3.12 to the Form 10-
         Home Properties, Inc.              Q filed by Home Properties,
                                            Inc. on May 10, 2004, File
                                            No. 001-13136.

  4.7    Home Properties, Inc. Amended      Incorporated by reference to
         and Restated 2003 Stock            Exhibit A (Pages A-1 through
         Benefit Plan                       A-16) to the Proxy Statement
                                            filed by Home Properties, Inc.
                                            on March 31, 2005

5.1      Opinion of Nixon Peabody LLP       Filed herewith.

23.1     Consent of Nixon Peabody LLP       Contained in opinion filed
                                            as Exhibit 5.1 to this
                                            Registration Statement.

23.2     Consent of PricewaterhouseCoopers  Filed herewith.
         LLP, independent registered public
         accounting firm